Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PROVIDENT FINANCIAL HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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October 12, 2006

Dear Shareholder:

        You are cordially invited to attend the Annual Meeting of Shareholders of Provident Financial Holdings, Inc. to be held at the Riverside Art Museum, located at 3425 Mission Inn Avenue, Riverside, California, on Tuesday, November 21, 2006, at 11:00 a.m., local time.

        The Notice of Annual Meeting of Shareholders and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company will be present to respond to appropriate questions from shareholders.

        It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

        We look forward to seeing you at the meeting.

    Sincerely,

                    /s/ Craig G. Blunden

               Craig G. Blunden
                                              President and Chief Executive Officer

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PROVIDENT FINANCIAL HOLDINGS, INC.
3756 Central Avenue
Riverside, California 92506
(951) 686-6060

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On November 21, 2006

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Provident Financial Holdings, Inc. ("Company") will be held at the Riverside Art Museum, located at 3425 Mission Inn Avenue, Riverside, California, on Tuesday, November 21, 2006, at 11:00 a.m., local time, for the following purposes:

        (1)     To elect two directors to serve for a term of three years;

        (2)     To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending June 30, 2007;

        (3)     To adopt the Provident Financial Holdings, Inc. 2006 Equity Incentive Plan; and

        (4)     To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

        NOTE: The Board of Directors is not aware of any other business to come before the meeting.

        Any action may be taken on the foregoing proposals at the meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Shareholders of record at the close of business on September 27, 2006 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

        Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                                                BY ORDER OF THE BOARD OF DIRECTORS

                                                                /s/Donavon P. Ternes

                                                                DONAVON P. TERNES
                                                                 Secretary

Riverside, California
October 12, 2006

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies in order to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

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PROXY STATEMENT
OF
PROVIDENT FINANCIAL HOLDINGS, INC.
3756 Central Avenue
Riverside, California 92506

ANNUAL MEETING OF SHAREHOLDERS
NOVEMBER 21, 2006

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Provident Financial Holdings, Inc. ("Company") to be used at the Annual Meeting of Shareholders of the Company ("Annual Meeting"). The Company is the holding company for Provident Savings Bank, F.S.B. ("Bank"). The Annual Meeting will be held at the Riverside Art Museum, located at 3425 Mission Inn Avenue, Riverside, California, on Tuesday, November 21, 2006, at 11:00 a.m., local time. This Proxy Statement and the enclosed proxy card are being first mailed to shareholders on or about October 12, 2006.

VOTING AND PROXY PROCEDURE

        Shareholders Entitled to Vote. Shareholders of record as of the close of business on September 27, 2006 ("Voting Record Date") are entitled to one vote for each share of common stock of the Company ("Common Stock") then held. As of the close of business on the Voting Record Date, the Company had 6,886,345 shares of Common Stock issued and outstanding.

        If you are a beneficial owner of Common Stock held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Common Stock held in street name in person at the Annual Meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

        Quorum. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining the existence of a quorum. Broker non-votes will be considered shares present and will be included in determining whether a quorum is present.

        Voting. The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted in accordance with the recommendation of the Board of Directors. If a shareholder of record attends the Annual Meeting, he or she may vote by ballot. The Board recommends a vote FOR the election of the nominees for director, FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending June 30, 2007 and FOR the adoption of the 2006 Equity Incentive Plan.

        The two directors to be elected at the Annual Meeting will be elected by a plurality of the votes cast by shareholders present in person or by proxy and entitled to vote. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because the nominees receiving the greatest number of votes will be elected.

        Ratification of the appointment of independent auditor requires the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. In determining whether this proposal has received the requisite number of affirmative votes, abstentions will be counted


and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote.

        The adoption of the 2006 Equity Incentive Plan requires the affirmative vote of a majority of the outstanding shares of the Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

        Proxies; Revocation of a Proxy. The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where a proxy card is properly signed and dated but no instructions are indicated, proxies will be voted FOR the nominees for directors set forth below, FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditor and FOR the adoption of the 2006 Equity Incentive Plan.

        Shareholders who execute proxies retain the right to revoke them at any time before they are voted. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting. Attendance at the Annual Meeting will not automatically revoke a proxy, but a shareholder of record in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

        If your Common Stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that accompanies this Proxy Statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker or bank, you must contact your broker or bank.

        Participants in the Provident Savings Bank ESOP. If a shareholder is a participant in the Provident Savings Bank, F.S.B. Employee Stock Ownership Plan (the "ESOP"), the proxy card represents a voting instruction to the trustees of the ESOP as to the number of shares in the participant's plan account. Each participant in the ESOP may direct the trustees as to the manner in which shares of Common Stock allocated to the participant's plan account are to be voted. Unallocated shares of Common Stock held by the ESOP and allocated shares for which no voting instructions are received will be voted by the trustees in the same proportion as shares for which the trustees have received voting instructions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Persons and groups who beneficially own in excess of 5% of the Common Stock are required to file with the Securities and Exchange Commission ("SEC"), and provide a copy to the Company, certain reports disclosing their ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Based on these reports, the following table sets forth, as of the close of business on the Voting Record Date, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock. Management knows of no persons other than those set forth below who beneficially owned more than 5% of the outstanding shares of Common Stock as of the close of business on the Voting Record Date.

        The following table also sets forth, as of the close of business on the Voting Record Date, information as to the shares of Common Stock beneficially owned by (a) each current director of the Company and each of management's nominees for director, (b) each of the executive officers named in the Summary Compensation Table ("named executive officers") and (c) all executive officers and directors of the Company as a group.

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	Number of Shares	Percent of Shares
Name	Beneficially Owned (1)	Outstanding

Beneficial Owners of More Than 5%

Provident Savings Bank, F.S.B.	739,527	10.74%
Employee Stock Ownership Plan Trust
3756 Central Avenue
Riverside, California 92506

Thomson Horstmann & Bryant, Inc.	545,750 (2)	7.93
Park 80 West, Plaza Two
Saddle Brook, New Jersey 07663

Jeffrey L. Gendell	628,763 (3)	9.13
Tontine Financial Partners, L.P.
Tontine Management, L.L.C.
55 Railroad Avenue, Third Floor
Greenwich, Connecticut 06830

Craig G. Blunden**	454,286 (4)(5)	6.60
Provident Financial Holdings, Inc.
3756 Central Avenue
Riverside, California 92506

Directors

Joseph P. Barr	46,666	*
Bruce W. Bennett	42,746 (6)	*
Debbi H. Guthrie	23,651	*
Robert G. Schrader	186,460	2.71
Roy H. Taylor	56,404	*
William E. Thomas	42,552	*

Named Executive Officers

Lilian Brunner-Salter	52,179	*
Thomas "Lee" Fenn	36,358	*
Richard L. Gale	97,337	1.41
Milton J. Knox (7)	5,000	*
Donavon P. Ternes	129,410 (5)	1.88

All Executive Officers and Directors as a Group (12 persons)	1,167,229	16.95
________
*	Less than one percent of shares outstanding.
**	Mr. Blunden is also a director and a named executive officer of the Company.
(1)	In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has voting or investment power with respect to such security. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power. Shares held in accounts under

(Footnotes continue on following page.) 3

the ESOP, as to which the holders have voting power but not investment power, are included as follows: Mr. Blunden, 13,087 shares; Ms. Brunner-Salter, 8,329 shares; Mr. Fenn, 1,058 shares; Mr. Gale, 11,177 shares; Mr. Ternes, 4,451 shares; all executive officers and directors as a group, 38,102 shares. The amounts shown also include the following number of shares which the indicated individuals have the right to acquire within 60 days of the close of business on the Voting Record Date through the exercise of stock options granted pursuant to the Company's 1996 Stock Option Plan and 2003 Stock Option Plan: Mr. Barr, 41,800 shares; Mr. Bennett, 11,800 shares; Ms. Guthrie, 11,800 shares; Mr. Schrader, 8,800 shares; Mr. Taylor, 11,800 shares; Mr. Thomas, 11,800 shares; Mr. Blunden, 40,800 shares; Ms. Brunner-Salter, 17,600 shares; Mr. Fenn, 35,300 shares; Mr. Gale, 8,300 shares; Mr. Ternes, 86,600 shares; all executive officers and directors as a group, 286,400 shares.
(2)	Information concerning these shares as of December 31, 2005 was obtained from an amended Schedule 13G dated January 9, 2006. According to this filing, Thomson Horstmann & Bryant, Inc., an investment adviser registered under the Investment Advisers Act of 1940, has sole voting power with respect to 261,375 shares and sole dispositive power with respect to 545,750 shares.
(3)	Information concerning these shares as of December 31, 2004 was obtained from an amended Schedule 13G dated February 10, 2005. According to this filing, Tontine Management, L.L.C., the general partner of Tontine Financial Partners, L.P., has the power to direct the affairs of Tontine Financial Partners, L.P., including decisions respecting the disposition of the proceeds from the sale of the shares. Mr. Gendell is the managing member of Tontine Management, L.L.C., and in that capacity directs its operations. Accordingly, Tontine Management, L.L.C., Tontine Financial Partners, L.P. and Mr. Gendell have shared voting and dispositive power with respect to these shares.
(4)	Includes 8,010 shares owned by Mr. Blunden's spouse.
(5)	Includes 5,820 shares of unvested restricted stock awarded to employees and directors of the Company and the Bank pursuant to the Company's 1996 Management Recognition Plan which are held in a trust for participants and which Mr. Blunden and Mr. Ternes will vote as trustees of such trust.
(6)	Includes 1,980 shares owned by Mr. Bennett's spouse.
(7)	Mr. Knox resigned from the Company effective June 30, 2006.

PROPOSAL I - ELECTION OF DIRECTORS

        The Company's Board of Directors consists of seven members. The Board of Directors is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. A majority of the Board of Directors is comprised of independent directors, in accordance with the requirements for companies quoted on The Nasdaq Stock Market LLC ("Nasdaq"). The Board of Directors has determined that all of the members of the Board of Directors are independent, except for Mr. Blunden who serves as President and Chief Executive Officer of the Company.

        The Nominating and Corporate Governance Committee of the Board of Directors has nominated for election as directors Robert G. Schrader and William E. Thomas, each to serve for a three-year term, or until their respective successors have been elected and qualified. Each of the nominees for election as director is a current member of the Board of Directors of the Company and the Bank.

        It is intended that the proxies solicited by the Board of Directors will be voted for the election of the above-named nominees. If either nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may adopt a resolution to amend the Bylaws and reduce the size of the Board. At this time, the Board of Directors knows of no reason why either nominee might be unavailable to serve.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MESSRS. SCHRADER AND THOMAS.

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        The following table sets forth certain information regarding the nominees for election at the Annual Meeting, as well as information regarding those directors continuing in office after the Annual Meeting.

	Age as of June 30, 2006	Year First Elected Director (1)	Term to Expire
Name

BOARD NOMINEES

Robert G. Schrader	67	1995	2009 (2)
William E. Thomas	57	1997	2009 (2)

DIRECTORS CONTINUING IN OFFICE

Joseph P. Barr	60	2001	2007
Bruce W. Bennett	57	1993	2007
Debbi H. Guthrie	55	1994	2007
Craig G. Blunden	58	1975	2008
Roy H. Taylor	55	1990	2008

________
(1)	Includes prior service on the Board of Directors of the Bank.
(2)	Assuming the individual is re-elected.

        The present principal occupation and other business experience during the last five years of each nominee for election and each director continuing in office is set forth below:

        Robert G. Schrader has been associated with the Bank since 1963 and served as Executive Vice President of the Bank and the Company from January 1995 and 1996, respectively, until his retirement on March 31, 2003. From 1990 through 1994, Mr. Schrader served as Senior Vice President of the Bank. Mr. Schrader served as Secretary of the Company since its formation in 1996 until his retirement in 2003.

        William E. Thomas, a principal of William E. Thomas, Inc., a Professional Law Corporation since 2001, is general counsel to a diversified group of medical groups and medical management companies in Southern California. From 1998 until 2001, Mr. Thomas was Executive Vice President and General Counsel of KPC Global Care, Inc., a medical management company based in Riverside, California. Prior to that, Mr. Thomas was the founding and managing partner of a private law firm in Riverside, California. He currently serves as Chairman of the Long Range Planning Committee and the Nominating and Corporate Governance Committee and serves on the Personnel/Compensation Committee.

        Joseph P. Barr is a Certified Public Accountant in California and Ohio and has been in public accounting for more than 35 years. He is currently a principal with Swenson Accountancy Corp., a regional assurances and business services firm, with which he has been associated since 1996. Mr. Barr currently serves as Chairman of the Audit Committee and on the Company's Nominating and Corporate Governance Committee.

        Bruce W. Bennett is the President and owner of Community Care and Rehabilitation Center, a skilled nursing facility, with which he has been associated since 1973. He also serves on the Board of Directors of Riverside Community Hospital and is Chairman Emeritus of Riverside Community Health Foundation. Mr. Bennett currently serves on the Company's Audit Committee and on the Nominating and Corporate Governance Committee.

        Debbi H. Guthrie, was the President and owner of Roy O. Huffman Roof Company with which she had been associated since 1971 until it was sold in 2004. Currently, Ms. Guthrie is active in many community organizations. Ms. Guthrie serves on the Company's Audit Committee and on the Nominating and Corporate Governance Committee.

        Craig G. Blunden has been associated with the Bank since 1974 and has served as President and Chief Executive Officer of the Bank since 1991 and as President and Chief Executive Officer of the Company since its

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formation in 1996. Mr. Blunden also serves on the Board of Directors of the Federal Home Loan Bank of San Francisco, the Riverside Economic Development Corporation and is Vice Chairman of the Board of the Greater Riverside Chambers of Commerce. On January 1, 2005, Mr. Blunden was appointed to a two-year term on the Thrift Institutions Advisory Council by the Federal Reserve Board.

        Roy H. Taylor is the Chief Executive Officer of Hub International of California Insurance Services, Inc. ("Hub International"), with which he has been associated since 2005. Prior to that, Mr. Taylor was President of Talbot Agency, Inc., an insurance brokerage firm, with which he had been associated since 1972 and which was acquired by Hub International in 2005. Mr. Taylor currently serves as Chairman of the Personnel/Compensation Committee and on the Company's Long Range Planning Committee and the Nominating and Corporate Governance Committee.

BOARD OF DIRECTORS' MEETINGS, BOARD COMMITTEES
AND CORPORATE GOVERNANCE MATTERS

Meetings

        The Boards of Directors of the Company and the Bank conduct their business through meetings of the Boards and through their committees. During the fiscal year ended June 30, 2006, the Board of Directors of the Company held 11 meetings and the Board of Directors of the Bank held 11 meetings. No director of the Company or the Bank attended fewer than 75% of the total meetings of the Boards and committees on which that person served during this period.

Committees and Charters

        The Board of Directors of the Company has an Audit Committee, currently consisting of Directors Barr (Chairman), Bennett and Guthrie, which is responsible for reviewing the adequacy of the Bank's system of internal accounting controls, approving the services provided by the Company's outside auditor and meeting with the Company's outside auditor to discuss the results of the annual audit and any related matters. The Audit Committee has a Charter which specifies its obligations and the Committee believes it has fulfilled its responsibilities under the Charter. The Charter was attached as Appendix A to the 2004 annual meeting proxy statement and is available on the Company's website at www.myprovident.com. Each member of the Audit Committee is "independent," in accordance with the requirements for companies quoted on Nasdaq. In addition, Mr. Barr meets the definition of "audit committee financial expert," as defined by the SEC. The Audit Committee met four times during the fiscal year ended June 30, 2006.

        The Board of Directors also has a Nominating and Corporate Governance Committee, currently consisting of Directors Thomas (Chairman), Barr, Bennett, Guthrie, and Taylor, for selecting the nominees for election as directors. The Committee has a Charter which specifies its obligations, a copy of which is available on the Company's website at www.myprovident.com. Each member of the Committee is "independent," in accordance with the requirements for companies quoted on Nasdaq. The Nominating and Corporate Governance Committee met once during the fiscal year ended June 30, 2006.

        Only those nominations made by the Committee or properly presented by shareholders will be voted upon at the Annual Meeting. In its deliberations for selecting candidates for nominees as director, the Nominating Committee considers the candidate's knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of the Bank's market area. Any nominee for director made by the Committee must be highly qualified with regard to some or all these attributes. In searching for qualified director candidates to fill vacancies on the Board, the Committee solicits its current Board of Directors for names of potentially qualified candidates. Additionally, the Committee may request that members of the Board of Directors pursue their own business contacts for the names of potentially qualified candidates. The Committee would then consider the potential pool of director candidates, select the candidate the Committee believes best meets the then-current needs of the Board, and conduct a thorough investigation of the proposed candidate's background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of the Company. Although the Company's Nominating and Corporate Governance Committee Charter does not specifically provide for the consideration of shareholder nominees for directors, the Committee will consider director candidates recommended

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by the Company's shareholders in accordance with the Company's Certificate of Incorporation. Because the Company's Certificate of Incorporation provides a process for shareholder nominations, the Committee did not feel it was necessary to provide for shareholder nominations of directors in its Charter. If a shareholder submits a proposed nominee, the Committee would consider the proposed nominee, along with any other proposed nominees recommended by members of the Company's Board of Directors, in the same manner in which the Committee would evaluate its nominees for director. For a description of the proper procedure for shareholder nominations, see "Shareholder Proposals and Nominations" in this Proxy Statement.

        The Personnel/Compensation Committee, currently consisting of Directors Taylor (Chairman) and Thomas, is responsible for reviewing the Bank's employee benefit programs and wage and salary administration program, making recommendations to the full Board of Directors on annual salary increases and bonuses and addressing other personnel issues as they arise. The Personnel/Compensation Committee met four times during the fiscal year ended June 30, 2006.

Board Policies Regarding Shareholder Communications with the Board of Directors and Attendance at Annual Meetings

        The Board of Directors maintains a process for shareholders to communicate with the Board of Directors. Shareholders wishing to communicate with the Board of Directors may do so by mailing a letter marked "Confidential" to the Board of Directors, Provident Financial Holdings, Inc., 3756 Central Avenue, Riverside, California 92506. Any communication must state the number of shares beneficially owned by the shareholder making the communication. The Company does not have a policy regarding Board member attendance at annual meetings of shareholders. All members of the Board of Directors attended the 2005 Annual Meeting of Shareholders.

Corporate Governance

        The Company and the Bank are committed to establishing and maintaining high standards of corporate governance. The Board of Directors is cognizant of its responsibility to comply with the provisions contained in the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC adopted thereunder, and the rules of Nasdaq with respect to corporate governance. The Board and its committees will continue to evaluate and improve the Company's and the Bank's corporate governance principles and policies as necessary and as required.

        Code of Ethics. On June 30, 1995, the Board of Directors adopted, and on June 24, 2004 revised, the Code of Ethics. The Code is applicable to the Company's employees, as well as the Board of Directors, Chief Executive Officer, Chief Financial Officer, Senior Management and Controller, and requires individuals to maintain the highest standards of professional conduct. A copy of the Code of Ethics is available on the Company's website at www.myprovident.com.

DIRECTORS' COMPENSATION

        Non-employee directors of the Bank currently receive a monthly retainer of $2,000, a fee of $400 for each committee meeting attended, and a fee of $1,000 for each special board meeting attended. The committee chairman receives a fee of $500 per committee meeting attended. In addition, directors are covered under the Bank's policies for medical, dental and vision care. Dependent coverage is available at the directors' own expense. Following retirement from the Board of Directors, directors continue to receive this coverage. No separate fees are paid for service on the Board of Directors of the Company. Employee directors receive no separate compensation for their services.

        For the fiscal year ended June 30, 2006, non-employee Directors Barr, Bennett, Guthrie, Schrader, Taylor and Thomas each received a $6,000 cash award payment and were granted options to acquire 1,500 shares of Common Stock under the Company's 2003 Stock Option Plan. The options vest at a rate of 20% per year over a five year period. Options will become immediately exercisable in the event of a change of control of the Company, in accordance with the terms of the 2003 Stock Option Plan.

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EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table shows the compensation paid during the last three fiscal years to the Company's Chief Executive Officer and four highest paid executive officers who received salary and bonus in excess of $100,000 during the fiscal year ended June 30, 2006.

					Long-Term Compensation
		Annual Compensation			Awards
				Other			All
				Annual	Restricted	Securities	Other
				Compen-	Stock	Underlying	Compen-
Name and Position	Year	Salary	Bonus	sation (1)	Award(2)	Options (3)	sation (4)

Craig G. Blunden	2006	$353,625	$196,219	$4,411	$ --	--	$46,319
Chief Executive Officer	2005	335,000	231,563	3,271	--	--	50,183
and President	2004	311,252	208,253	3,108	--	66,000	22,004

Lilian Brunner-Salter	2006	125,625	35,405	3,600	--	--	26,068
Senior Vice President -	2005	120,900	42,643	3,600	--	--	21,037
Chief Information	2004	116,325	40,320	3,600	--	18,500	23,364
Officer

Thomas "Lee" Fenn	2006	143,343	38,007	6,000	--	--	29,498
Senior Vice President -	2005	142,125	44,888	6,000	--	--	4,012
Chief Lending Officer	2004	128,872	44,100	5,500	--	63,500	2,100

Richard L. Gale	2006	103,497	445,450	3,600	--	--	34,634
Senior Vice President -	2005	99,996	630,000	3,600	--	--	38,286
Mortgage Banking	2004	99,996	585,000	3,600	--	14,000	31,022

Milton J. Knox (5)	2006	125,246	29,484	6,000	--	--	--
Senior Vice President -	2005	96,000	27,702	5,000	--	25,000	--
Retail Banking

Donavon P. Ternes	2006	184,000	75,644	6,000	--	--	34,736
Chief Financial Officer	2005	166,425	85,476	6,000	--	--	38,484
and Secretary	2004	150,675	76,342	6,000	--	36,500	30,146
___________
(1)	Amounts for 2006 reflect the personal use of a company car for Mr. Blunden, and an automobile allowance for Ms. Brunner-Salter and Messrs. Fenn, Gale, Knox and Ternes.
(2)	Mr. Ternes was awarded 8,400 shares of restricted Common Stock on July 23, 2002. The award vests ratably over a five-year period. At June 30, 2006, the value of the unvested restricted Common Stock award was $100,800. Dividends, if any, paid on the restricted Common Stock are accrued and held in arrears until the restricted Common Stock vests.
(3)	Each option granted vests at the rate of 20% per year. Options will become immediately exercisable in the event of a change in control of the Company. Each option was granted under the Company's 1996 Stock Option Plan or the Company's 2003 Stock Option Plan and has an exercise price equal to the fair market value of the Common Stock on the date of the grant.
(4)	Amounts for 2006 reflect: for Mr. Blunden, supplemental life insurance premium of $11,531, employer contribution to 401(k) Plan of $7,259 and employer contribution to ESOP of $27,529; for Ms. Brunner-Salter, employer contribution to 401(k) Plan of $4,315 and employer contribution to ESOP of $21,753; for Mr. Fenn, employer contribution to 401(k) Plan of $4,425 and employer contribution to ESOP of $25,073; for Mr. Gale, employer contribution to 401(k) Plan of $7,105 and employer contribution to ESOP of $27,529; and for Mr. Ternes, employer contribution to 401(k) Plan of $7,207 and employer contribution to ESOP of $27,529.
(5)	Mr. Knox joined the Company effective September 1, 2004 and resigned from the Company effective June 30, 2006.

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Option Grants in Last Fiscal Year

        No options were granted to the Chief Executive Officer and the named executive officers of the Company during the fiscal year ended June 30, 2006.

Equity Compensation Plan Information

        The following table summarizes share and exercise price information about the Company's equity compensation plans as of June 30, 2006, excluding the number of shares under the proposed 2006 Equity Incentive Plan.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
Management Recognition Plan	9,588	N/A	--
1996 Stock Option Plan	308,893	$15.45	1,200
2003 Stock Option Plan	244,100	25.23	106,000

Equity compensation plans
not approved by security holders	N/A	N/A	N/A

Total	562,581	N/A	107,200

Option Exercise/Value Table

        The following information with respect to options exercised during the fiscal year ended June 30, 2006, and remaining unexercised at the end of the fiscal year, is presented for the Chief Executive Officer and the other named executive officers.
			Number of Securities Underlying Unexercised Options at Fiscal Year End
					Value of Unexercised In-the-Money Options at Fiscal Year End (1)

	Shares Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Craig G. Blunden	230,625	$4,820,063	40,800	25,200	$ 321,840	$ 131,040
Lilian Brunner-Salter	11,250	226,913	17,600	8,400	229,460	43,680
Thomas "Lee" Fenn	--	--	25,400	38,100	220,766	331,149
Richard L. Gale	45,000	988,650	8,300	5,700	63,725	29,640
Milton J. Knox	--	--	5,000	--	11,000	--
Donavon P. Ternes	--	--	86,600	17,400	1,599,695	90,480
_________
(1)

Value of unexercised in-the-money stock options equals the market value of shares covered by in-the-money options on June 30, 2006 less the option exercise price. Options are in-the-money if the market value of shares covered by the options is greater than the exercise price.

Employment Agreement

        The Bank has entered into a new employment agreement with Mr. Blunden effective December 15, 2005. The agreement has a term of three years and may be renewed by the Board for an additional year each year unless the Bank

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or Mr. Blunden has given written notice of their intention not to extend the term of the agreement at least 90 days prior to the anniversary date. Mr. Blunden's current base salary under the agreement is $362,250 and is subject to annual review by the Board. Under the agreement, Mr. Blunden is eligible to participate in all benefit programs to the same extent as employees of the Bank as well as any program made available to senior executives of the Bank, including the use of an employer-provided automobile. The agreement also provides for the reimbursement of expenses incurred by Mr. Blunden in the course of his employment.

        In the event of Mr. Blunden's termination without cause by the Bank, the agreement provides for (i) a lump sum payment equal to the discounted present value of the aggregate future base salary payments Mr. Blunden would have received over the then remaining term of the agreement and (ii) the continuation of life and medical insurance at the Bank's expense for Mr. Blunden and his dependents. If Mr. Blunden's employment terminates by reason of his death or disability, the Bank is also obligated to continue life and medical insurance benefits for Mr. Blunden and his dependents, as applicable.

        In the event of Mr. Blunden's termination without cause following a change in control of the Bank, Mr. Blunden is entitled to an additional payment equal to 2.99 times the sum of his base salary and bonuses during the 12 months preceding his termination of employment reduced by the value of any other payments made by the Bank by reason of Mr. Blunden's termination without cause. In the event that a change of control of the Bank had occurred on June 30, 2006, based solely on the cash compensation paid to Mr. Blunden during 2006 and excluding the value of any other employee benefits which may be payable, Mr. Blunden would have received a payment of approximately $1.6 million. For purposes of the agreement, "change in control" is defined to mean (i) a change in control of the Bank as determined under applicable regulations of the Office of Thrift Supervision and (ii) a change in the composition of the Board following a merger, consolidation or other business combination involving the Bank such that a majority of the directors of the resulting entity consists of persons who were not directors immediately prior to such transaction.

Post-Retirement Compensation Agreement

        The Bank has entered into a separate post-retirement compensation agreement with Mr. Blunden, which was amended on December 15, 2005. The amended agreement provides that if Mr. Blunden terminates employment with the Bank after attaining age 62, the Bank will provide Mr. Blunden with a monthly benefit for life equal to 50% of his final average monthly salary. For purposes of the agreement, "final average monthly salary" is defined as the average of Mr. Blunden's highest paid 36 consecutive months of employment with the Bank determined by reference to the gross amount of Mr. Blunden's monthly salary excluding bonus and incentive awards, director's fees, if any, and accelerated payments of future salary. Assuming that Mr. Blunden's current compensation level was equivalent to his "final average monthly salary," the normal monthly benefit payable under the agreement would be approximately $16,697. Under the agreement, Mr. Blunden may elect to receive the actuarially determined lump sum equivalent of the normal monthly benefit or a joint-and-survivor benefit. Mr. Blunden may also elect to receive an early retirement benefit under the agreement which is reduced proportionately to reflect the number of months then remaining to Mr. Blunden's 62nd birthday. However, in the event of Mr. Blunden's termination of employment prior to age 62 by reason of his death or disability, the agreement provides for payment of the normal monthly benefit to Mr. Blunden or his beneficiary. At June 30, 2006, the actuarially determined accrued liability of the Bank with respect to its obligations under the agreement was $1.8 million.

Severance Agreements

        The Company and the Bank have entered into severance agreements with Ms. Brunner-Salter and Messrs. Fenn, Gale, and Ternes. The agreements have a term of one year, which may be extended for an additional year on the anniversary of the effective date of the agreement by the Board of Directors. Ms. Brunner-Salter's and Messrs. Fenn's and Ternes' agreements provide that in the event of an involuntary termination, other than for cause, within 12 months following a change in control of the Company or the Bank, they will be entitled to receive a lump sum payment equal to two times their then current base salary and a lump sum payment equal to two times the largest annual bonus paid to the officer during the two years prior to termination of employment. The Bank or its successor also would be obligated to continue the officer's life, medical, dental and disability coverage for a two-year period following termination of employment. The officer will also receive a lump sum tax gross-up if these payments and benefits give rise to excise

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taxes payable by the individual. Mr. Gale's severance agreement provides for the same change of control and other benefits as for the other executive officers and provides that his bonus will be two times the largest bonus paid to an executive (other than Mr. Gale or the Chief Executive Officer of the Company) who is a party to a severance agreement. The above severance payments and benefits will be provided on a similar basis in connection with a voluntary termination of employment within 12 months following a change in control where, subsequent to a change in control, the officer is demoted, loses his title, office or responsibility, receives less compensation, or is significantly relocated.

        The term "change in control" is defined in the severance agreements as having occurred when, among other things, (a) a person other than the Company purchases shares of the Company's common stock pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, (c) the majority membership of the Board of Directors changes as the result of a contested election or (d) shareholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets, or a plan of partial or complete liquidation. If a change in control of the Company or the Bank occurred during the fiscal year ending June 30, 2006, based solely on the officer's current salary level, largest bonus of the prior two years and excluding the value of any other employee benefits which may be payable, the officers would receive payment as follows: Ms. Brunner-Salter, $343,286; Mr. Fenn, $395,776; Mr. Gale, $398,952; and Mr. Ternes, $556,952.

AUDIT COMMITTEE MATTERS

        Audit Committee Charter. The Audit Committee operates pursuant to a Charter approved by the Company's Board of Directors. The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of the Company. The Audit Committee Charter sets out the responsibilities, authority and specific duties of the Audit Committee. The Charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to the independent accountants, the internal audit department, and management of the Company. A copy of the Audit Committee Charter was attached as Appendix A to the 2004 annual meeting proxy statement and is available on the Company's website at www.myprovident.com.

        Report of the Audit Committee. The Audit Committee reports as follows with respect to the Company's audited financial statements for the fiscal year ended June 30, 2006:

  The Audit Committee has completed its review and discussion of the Company's 2006 audited financial statements with management;

  The Audit Committee has discussed with the independent auditor, Deloitte & Touche LLP, the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications, including matters related to the conduct of the audit of the Company's financial statements;

  The Audit Committee has received written disclosures, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, indicating all relationships, if any, between the independent auditor and its related entities and the Company and its related entities which, in the auditor's professional judgment, reasonably may be thought to bear on the auditor's independence, and the letter from the independent auditor confirming that, in its professional judgment, it is independent from the Company and its related entities, and has discussed with the auditor the auditor's independence from the Company; and

  The Audit Committee has, based on its review and discussions with management of the Company's 2006 audited financial statements and discussions with the independent auditor, recommended to the


         Board of Directors that the Company's audited financial statements for the year ended June 30, 2006 be included in the Company's Annual Report on Form 10-K.

        Audit Committee:                             Joseph P. Barr, Chairman
                                                                     Bruce W. Bennett
                                                                     Debbi H. Guthrie

        Independence and Other Matters. Each member of the Audit Committee is "independent," as defined, in the case of the Company, under Nasdaq rules. The Audit Committee members do not have any relationship to the Company that may interfere with the exercise of their independence from management and the Company. None of the Audit Committee members are current officers or employees of the Company or its affiliates.

COMPENSATION COMMITTEE MATTERS

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Personnel/Compensation Committee and Performance Graph shall not be incorporated by reference into any such filings.

        Report of the Personnel/Compensation Committee. Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company and the Bank. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to the fundamental executive compensation decisions affecting those individuals. Insofar as no separate compensation is currently payable by the Company, the Personnel/Compensation Committee of the Bank (the "Committee"), at the direction of the Board of Directors of the Company, has prepared the following report for inclusion in this Proxy Statement.

        General. The Personnel/Compensation Committee of the Board of Directors is responsible for establishing and implementing all compensation policies of the Bank and its subsidiaries. The Committee is also responsible for evaluating the performance of the Chief Executive Officer of the Bank and approving an appropriate compensation level. The Chief Executive Officer evaluates the performance of certain Senior Vice Presidents of the Bank and recommends to the Committee individual compensation levels for approval by the Committee.

        Compensation Policies. The Committee believes that a compensation plan for executive officers should take into account management skills, long-term performance results and shareholder returns. The principal underlying compensation policies are: (1) to attract and retain key executives who are highly qualified and are vital to the long-term success of the Bank and its subsidiaries; (2) to provide levels of compensation competitive with those offered throughout the banking industry; (3) to motivate executives to enhance long-term shareholder value by helping them build their own ownership in the Company; and (4) to integrate the compensation program with the Bank's long-term strategic planning and management process.

        Base Salary. The Bank's current compensation plan involves a combination of salary and bonus to reward short-term performance, and has included, and in the future may include, grants of stock options to encourage long-term performance. The salary levels of executive officers are designed to be competitive within the banking and financial services industries. Individual annual performance is reviewed to determine appropriate salary adjustments. Compensation information is obtained by reviewing proxy statements and various compensation surveys including the America's Community Bankers Survey, the California Bankers Association Survey and the Employers Group Survey.

        Annual Incentive Plan. The Annual Incentive Plan is based on annual performance of the Company compared to the business plan and individual performance requirements. The Plan is designed to provide for a baseline bonus up

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to 50% of salary for the Chief Executive Officer, up to 38% of salary for the Chief Financial Officer, up to 25% of salary for Senior Officers, up to 12% of salary for certain managers (other than department managers), and up to 8% of salary for certain department managers. Actual bonuses may exceed the baseline if the Company performs better than the business plan and/or the individual employee performs better than the individual performance requirements. The business plan outlines a number of performance goals such as net income, total assets, return on equity, return on assets, net interest margin, efficiency ratio, and diluted earnings per share, among others. Individual performance requirements are project related and consistent with the duties and responsibilities of the particular employee.

        Long Term Incentive Compensation. The Company maintains stock option plans designed to attract and retain qualified personnel and nonemployee directors, to provide such officers, key employees and nonemployee directors with a proprietary interest in the Company as an incentive to contribute to the success of the Company and the Bank and to reward officers and key employees for outstanding performance. Stock options have been granted to key employees of the Company and its subsidiaries, including the Bank. The stock option plans are administered and interpreted by the Personnel/Compensation Committee of the Board of Directors. Under the stock option plans, the Committee determines which officers and key employees will be granted options, the number of shares subject to each option, and the exercisability of such options. The per share exercise price of an option will equal at least 100% of the fair market value of a share of Common Stock on the date the option is granted.

        Compensation of the Chief Executive Officer. During the fiscal year ended June 30, 2006, the base salary of Craig G. Blunden, President and Chief Executive Officer of the Bank, was $353,625 along with an incentive bonus of $196,219. The Committee believes Mr. Blunden's current compensation is appropriate based on competitive salary surveys and the performance of the Bank.

                                Personnel/Compensation Committee:         Roy H. Taylor, Chairman
                                                                                                          William E. Thomas

         Compensation Committee Interlocks and Insider Participation. No members of the Personnel/ Compensation Committee were officers or employees of the Company or any of its subsidiaries during the year ended June 30, 2006, were formerly Company officers or had any relationships otherwise requiring disclosure.

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Performance Graph

        Performance Graph. The following graph compares the cumulative total shareholder return on the Common Stock with the cumulative total return on the Nasdaq (U.S. Stock) Index and a peer group of the Nasdaq Bank Index. Total return assumes the reinvestment of all dividends.

COMPARISON OF CUMULATIVE TOTAL RETURNS*

PROV
NASDAQ Stock Index
NASDAQ Bank Index
350
300
250
200
150
100
50
0
6/30/01
6/30/02
6/30/03
6/30/04
6/30/05
6/30/06

	6/30/01	6/30/02	6/30/03	6/30/04	6/30/05	6/30/06
Provident Financial Holdings, Inc.	$ 100.00	$144.10	$190.15	$233.03	$282.36	$307.69
Nasdaq Stock Index	100.00	68.12	75.63	95.33	96.36	102.50
Nasdaq Bank Index	100.00	112.20	113.88	136.48	145.73	155.55

*Assumes that the value of the investment in the Common Stock and each index was $100 on June 30, 2001 and that all dividends were reinvested.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms it has received and written representations provided to the Company by the above referenced persons, the Company believes that, during the fiscal year ended June 30, 2006,


all filing requirements applicable to its reporting officers, directors and greater than 10% shareholders were properly and timely complied with.

TRANSACTIONS WITH MANAGEMENT

        As required by federal regulations, all loans or extensions of credit to executive officers and directors are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (except for loans made pursuant to programs generally available to all employees) and do not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made by the Bank to a director or executive officer in an amount that, when aggregated with the amount of all other loans by the Bank to such person and his or her related interests, are in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) are subject to approval in advance by a majority of the disinterested members of the Board of Directors.

PROPOSAL II - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

        Deloitte & Touche LLP served as the Company's independent auditor for the fiscal year ended June 30, 2006. The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as independent auditor for the fiscal year ending June 30, 2007, subject to approval by shareholders. A representative of Deloitte & Touche LLP will be present at the Annual Meeting to respond to shareholders' questions and will have the opportunity to make a statement if he or she so desires.

        The following table sets forth the aggregate fees billed to the Company by Deloitte & Touche LLP for professional services rendered for the fiscal years ended June 30, 2006 and 2005.

	Years Ended June 30,

	2006	2005
Audit Fees	$433,790	$508,602
Audit-Related Fees	--	--
Tax Fees	48,610	40,000
All Other Fees	--	--
Total	$482,400	$548,602
________
(1)	Includes fees paid to Deloitte & Touche LLP for the annual audit and quarterly reviews of the consolidated financial statements. Also includes fees related to compliance with Section 404 of the Sarbanes-Oxley Act of 2002 regarding the Company's internal control over financial reporting.

        The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services to be provided by the independent auditor in connection with its annual review of its Charter. Pre-approval may be granted by action of the full Audit Committee or by delegated authority to one or more members of the Audit Committee. If this authority is delegated, all approved non-audit services will be presented to the Audit Committee at its next meeting. In considering non-audit services, the Audit Committee or its delegate will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent auditor and whether the service could compromise the independence of the independent auditor.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITOR OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2007.


PROPOSAL III - APPROVAL OF 2006 EQUITY INCENTIVE PLAN

General

        On September 26, 2006, the Board of Directors of the Company unanimously adopted, subject to shareholder approval, the Provident Financial Holdings, Inc. 2006 Equity Incentive Plan ("2006 Plan").

        The objectives of the 2006 Plan are (i) to reward performance and build the participants' equity interest in the Company by providing long-term incentives and rewards to directors, key employees and other persons who provide services to the Company and its subsidiaries and who contribute to the success of the Company by their innovation, ability, industry, loyalty and exceptional service, and (ii) to enable the Company to pursue mergers and acquisitions.

        The Company currently maintains the 2003 Stock Option Plan ("2003 Plan"), the 1996 Stock Option Plan ("1996 Plan") and the Management Recognition Plan ("MRP"). Stock options and shares of restricted Common Stock were awarded pursuant to the 2003 Plan, the 1996 Plan and the MRP to officers and directors of the Company and the Bank. Awards under the 2003 Plan, the 1996 Plan and the MRP will not be affected by adoption of the 2006 Plan. The Company believes that the availability of stock compensation programs is an important element of its overall retention, recruitment, incentive compensation and growth strategies and that the adoption of the 2006 Plan will assist the Company in meeting the objectives of these strategies.

        The following summary is a brief description of the material features of the 2006 Plan. This summary is qualified in its entirety by reference to the 2006 Plan, a copy of which is attached as Exhibit A.

Summary of the 2006 Plan

        Type of Awards. The 2006 Plan provides for the grant of incentive stock options, within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended ("Code"), non-qualified stock options, which do not satisfy the requirements for treatment as incentive stock options, and shares of restricted stock.

        Administration. The 2006 Plan will be administered by a committee appointed by the Board of Directors, which will consist of at least two members, each of whom is a "Non-Employee Director," an "Outside Director" and an "Independent Director," as those terms are described in the 2006 Plan. The Company has determined that the Personnel/Compensation Committee of the Board of Directors will administer the 2006 Plan. The Personnel/ Compensation Committee will (i) select persons to receive stock options and restricted stock awards from among the eligible participants; (ii) determine the types of awards and the number of shares to be awarded to participants; (iii) set the terms, conditions and provisions of the stock options and restricted stock awards consistent with the terms of the 2006 Plan; and (iv) establish rules for the administration of the 2006 Plan.

        The Personnel/Compensation Committee has the power to interpret the 2006 Plan and to make all other determinations necessary or advisable for its administration.

        In granting awards under the 2006 Plan, the Personnel/Compensation Committee will consider, among other factors, the position and years of service of the individual, the value of the individual's services to the Company and its subsidiaries and the added responsibilities of these individuals as employees, directors and officers of a public company.

        Participants. All directors, advisory directors, directors emeriti, officers and employees of the Company and its subsidiaries are eligible to participate in the 2006 Plan, except that only officers and employees may be granted incentive stock options.


        Number of Shares of Common Stock Available. The aggregate number of shares of Common Stock of the Company reserved and available for issuance under the 2006 Plan is 550,000, which represents 8.0% of the Company's total issued and outstanding shares. The fair market value of such shares is $16,527,500, based on the closing price of the Common Stock as of the close of business on the Voting Record Date. Only shares actually issued to participants or retained or surrendered to satisfy tax withholding obligations for awards under the 2006 Plan count against this total number of shares available under the 2006 Plan. The 550,000 shares of the Common Stock available under the 2006 Plan are subject to adjustment in the event of certain business reorganizations.

        The 2006 Plan provides for the use of treasury shares and authorized but unissued shares to fund awards. Treasury shares are previously issued shares of the Common Stock that are no longer outstanding as a result of having been repurchased or otherwise reacquired by the Company. It is intended that the restricted stock awards under the 2006 Plan will be funded with treasury shares and the stock option awards will be funded with authorized but unissued shares. The awards will have the effect of diluting the holdings of persons who own our Common Stock. Assuming all awards under the 2006 Plan are awarded and exercised through the use of treasury shares and authorized but unissued Common Stock, current shareholders would be diluted by approximately 8.0% based on the number of shares outstanding as of the close of business on the Voting Record Date.

        Under the 2006 Plan, the Personnel/Compensation Committee may grant stock options that, upon exercise, result in the issuance of 365,000 shares of the Company's Common Stock. This amount represents 5.3% of the total issued and outstanding shares. The 2006 Plan also provides that no person may be granted stock options with respect to more than 73,000 shares of the Company's Common Stock in any one year.

        Under the 2006 Plan, the Personnel/Compensation Committee may grant restricted stock for an aggregate of 185,000 shares of the Common Stock. This amount represents 2.7% of the total issued and outstanding shares. The 2006 Plan also provides that no person may be granted restricted stock for more than 27,750 shares of the Company in any one year.

Eligibility to Receive Awards

        The Personnel/Compensation Committee may grant awards under the 2006 Plan to directors, advisory directors, directors emeriti, officers and employees of the Company and its subsidiaries. The Personnel/Compensation Committee will select persons to receive awards among the eligible participants and determine the number of shares for each award granted. Currently there are approximately 50 individuals who are eligible to receive awards under the 2006 Plan.

Terms and Conditions of Awards Under the 2006 Plan

        Stock Options. The Personnel/Compensation Committee may grant stock options to purchase shares of the Company's Common Stock at a price that is not less than the fair market value of the Common Stock on the date the option is granted. The fair market value is the last sale price as quoted on The Nasdaq Stock Market LLC.

        Stock options may not be exercised later than 10 years after the grant date. Subject to the limitations imposed by the provisions of the Internal Revenue Code, certain of the options granted under the 2006 Plan to officers and employees may be designated as "incentive stock options." Options that are not designated and do not otherwise qualify as incentive stock options are referred to in this document as "non-qualified stock options."

        The Personnel/Compensation Committee will determine the time or times at which a stock option may be exercised in whole or in part and the method or methods by which, and the forms in which, payment of the exercise price with respect to the stock option may be made. Unless otherwise determined by the Personnel/Compensation Committee or set forth in the written award agreement evidencing the grant of the stock option, upon termination of service of the participant for any reason other than for cause, all stock options then currently exercisable by the participant shall remain exercisable for one year for terminations due to death or disability, or until the expiration of the stock option by its terms if sooner. For other terminations, incentive stock options shall remain exercisable for three months, and non-qualified


stock options shall remain exercisable for one year, or until the expiration of the stock option by its terms if sooner. Upon any termination of service for cause, all stock options not previously exercised shall immediately be forfeited.

        Stock options granted and outstanding will require an expense accrual by the Company each quarter based on the anticipated value of the options. This valuation is based on a number of factors, including the vesting period for the options, the exercise price and the fair market value of the Common Stock.

        Restricted Stock Awards. The Personnel/Compensation Committee is authorized to grant restricted stock, which are shares of the Company's Common Stock subject to forfeiture and limits on transfer until the shares vest.

        The Personnel/Compensation Committee will establish a restricted period, subject to acceleration as described below under "Acceleration of Vesting," during which, or at the expiration of which, the restricted stock awards vest and shares of Common Stock awarded shall no longer be subject to forfeiture or restrictions on transfer.

        Once vested the recipient of restricted stock will have all the rights of a shareholder, including the power to vote and the right to receive dividends with respect to those shares. Shares of restricted stock generally may not be sold, assigned, transferred, pledged or otherwise encumbered by the participant during the unvested period.

        The Personnel/Compensation Committee has the right to determine any other terms and conditions, not inconsistent with the 2006 Plan, upon which a restricted stock award shall be granted.

Acceleration of Vesting

        Upon a change in control of the Company or upon the termination of the award recipient's service due to death or disability, all unvested awards under the 2006 Plan vest as of the date of that change in control or termination.

        Subject to compliance with applicable federal regulations, the Personnel/Compensation Committee also has the authority, in its discretion, to accelerate the time at which any or all of the restrictions will lapse with respect to any awards, or to remove any or all of such restrictions, whenever it may determine that this action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the grant date.

Forfeiture of Awards

        If the holder of an unvested award terminates service other than due to death, disability or a change in control, the unvested award will be forfeited by the holder. Upon any termination of service for cause, all awards not previously exercised or distributed shall be forfeited immediately by the holder.

Transferability of Awards

        Stock options and unvested restricted stock awards may be transferred only upon the death of the holder to whom it was awarded, by will or the laws of inheritance. Stock options may be transferred during the lifetime of the holder to whom it was awarded only pursuant to a qualified domestic relations order. Furthermore, the Personnel/ Compensation Committee may approve the transfer of non-qualified stock options to certain family members.

Amendment and Termination of the 2006 Plan

        The 2006 Plan shall continue in effect for a term of 10 years, after which no further awards may be granted. The Board of Directors may at any time amend, suspend or terminate the 2006 Plan or any portion thereof, except to the extent shareholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted. Shareholder approval will generally be required with respect to an amendment to the 2006 Plan that will: (a) increase the aggregate number of securities that may be issued under the 2006 Plan, except as specifically set forth under the plan; (b) materially increase the benefits accruing to participants under the 2006 Plan; (c) materially change the requirements


as to eligibility for participation in the 2006 Plan; or (d) change the class of persons eligible to participate in the 2006 Plan. No amendment, suspension or termination of the 2006 Plan, however, will impair the rights of any participant, without his or her consent, in any award already granted.

Federal Income Tax Consequences

        Under current federal tax law, the non-qualified stock options granted under the 2006 Plan will not result in any taxable income to the optionee at the time of grant or any tax deduction to the Company. Upon the exercise of a non-qualified stock option, the excess of the market value of the shares acquired over their cost is taxable to the optionee as compensation income and is generally deductible by the Company. The optionee's tax basis for the shares is the market value of the shares at the time of exercise.

        Neither the grant nor the exercise of an incentive stock option under the 2006 Plan will result in any federal tax consequences to either the optionee or the Company, although the difference between the market price on the date of exercise and the exercise price is an item of adjustment included for purposes of calculating the optionee's alternative minimum tax. Except as described below, at the time the optionee sells shares acquired pursuant to the exercise of an incentive stock option, the excess of the sale price over the exercise price will qualify as a long-term capital gain. If the optionee disposes of the shares within two years of the date of grant or within one year of the date of exercise, an amount equal to the lesser of (a) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (b) the difference between the exercise price and the sale price will be taxed as ordinary income and the Company will be entitled to a deduction in the same amount. The excess, if any, of the sale price over the sum of the exercise price and the amount taxed as ordinary income will qualify as long-term capital gain if the applicable holding period is satisfied. If the optionee exercises an incentive stock option more than three months after his or her termination of employment, he or she generally is deemed to have exercised a non-qualified stock option. The time frame in which to exercise an incentive stock option is extended in the event of the death or disability of the optionee.

        Recipients of restricted shares granted under the 2006 Plan will recognize ordinary income on the date that the shares are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date. In certain circumstances, a holder may elect to recognize ordinary income and determine the fair market value on the date of the grant of the restricted stock. Recipients of shares granted under the 2006 Plan will also recognize ordinary income equal to their dividend or dividend equivalent payments when these payments are received.

Benefits to Named Executive Officers and Others

        No award under the 2006 Plan will be granted by the Compensation Committee until after the plan is approved by shareholders. All awards will be made at the sole discretion of the Compensation Committee. Therefore, it is not possible to determine the benefits or amounts that will be received by any individuals or groups pursuant to the 2006 Plan in the future.

Vote Required for Approval

        The affirmative vote of a majority of the outstanding shares of the Common Stock present in person or by proxy and entitled to vote at the Annual Meeting, are required to approve the 2006 Plan.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE 2006 EQUITY INCENTIVE PLAN ATTACHED TO THIS PROXY STATEMENT AS EXHIBIT A.

OTHER MATTERS

        The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual

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Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

MISCELLANEOUS

        The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telecopier or telephone without additional compensation.

        The Company's 2006 Annual Report to Shareholders, including financial statements, has been mailed to all shareholders of record as of the close of business on the Voting Record Date. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Company. The Annual Report is not to be treated as part of the proxy solicitation material or having been incorporated herein by reference.

        A copy of the Company's Form 10-K for the fiscal year ended June 30, 2006, as filed with the SEC, will be furnished without charge to shareholders of record as of the close of business on the Voting Record Date upon written request to Donavon P. Ternes, Secretary, Provident Financial Holdings, Inc., 3756 Central Avenue, Riverside, California 92506.

SHAREHOLDER PROPOSALS

        Proposals of shareholders intended to be presented at the Company's Annual Meeting to be held in November 2007 must be received by the Company no later than June 15, 2007 to be considered for inclusion in the proxy materials and form of proxy relating to such Annual Meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

        The Company's Certificate of Incorporation provides that in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before the Annual Meeting, the shareholder must deliver notice of nominations and/or proposals to the Secretary of the Company not less than 30 nor more than 60 days prior to the date of the Annual Meeting; provided that if less than 31 days' notice of the Annual Meeting is given to shareholders, the shareholder's notice must be delivered not later than the close of the tenth day following the day on which notice of the Annual Meeting was mailed to shareholders. The Company anticipates that, in order to be timely, shareholder nominations or proposals intended to be made at the 2006 Annual Meeting must be made by October 23, 2006. As specified in the Certificate of Incorporation, the notice with respect to nominations for election of directors must set forth certain information regarding each nominee for election as a director, including that person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and certain information regarding the shareholder giving the notice. The notice with respect to business proposals to be brought before the Annual Meeting must state the shareholder's name, address and number of shares of Common Stock held, and briefly discuss the business to be brought before the Annual Meeting, the reasons for conducting such business at the Annual Meeting and any interest of the shareholder in the proposal.

                                                                           BY ORDER OF THE BOARD OF DIRECTORS

                                                                            /s/Donavon P. Ternes

                                                                            DONAVON P. TERNES
                                                                           Secretary

Riverside, California
October 12, 2006

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Exhibit A

PROVIDENT FINANCIAL HOLDINGS, INC.

2006 EQUITY INCENTIVE PLAN

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PROVIDENT FINANCIAL HOLDINGS, INC.
2006 EQUITY INCENTIVE PLAN

ARTICLE I
PURPOSE

Section 1.1 General Purpose of the Plan.

        The purposes of the Plan are (i) to reward performance and build the participants' equity interest in Provident Financial Holdings, Inc. by providing long-term incentives and rewards to directors, advisory directors, directors emeriti, officers and employees who provide services to Provident Financial Holdings, Inc. and its affiliates and who contribute to its success by their innovation, ability, industry, loyalty and exceptional service, and (ii) to enable Provident Financial Holdings, Inc. to pursue mergers and acquisitions.

ARTICLE II
DEFINITIONS

        The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

        Affiliate means any "parent corporation" or "subsidiary corporation" of the Company, as those terms are defined in Section 424(e) and (f) respectively, of the Code.

        Award means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option, a Restricted Stock Award or any other benefit under this Plan.

        Award Agreement means a written instrument evidencing an Award under the Plan and establishing the terms and conditions thereof.

        Beneficiary means the Person designated by a Participant to receive any Shares subject to a Restricted Stock Award made to such Participant that become distributable, or to have the right to exercise any Options granted to such Participant that are exercisable, following the Participant's death.

        Board means the Board of Directors of Provident Financial Holdings, Inc. and any successor thereto.

        Change in Control means any of the following events:

        (a)     any third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of the Company with respect to which 25% or more of the total number of votes for the election of the Board may be cast;

        (b)      as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board;

        (c)      the shareholders of the Company approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all the assets of the Company; or

        (d)      a tender offer or exchange offer for 25% or more of the total outstanding Shares of the Company is commenced (other than such an offer by the Company).

        Code means the Internal Revenue Code of 1986, as amended from time to time.

        Committee means the Committee described in Article IV.

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        Company means Provident Financial Holdings, Inc., a Delaware corporation, and any successor thereto.

        Disability means a condition of incapacity of a Participant which renders that person unable to engage in the performance of his or her duties by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. Notwithstanding the above, the term Disability in connection with Incentive Stock Options shall have the meaning specified in Section 22(e)(3) of the Code.

       Effective Date means November 21, 2006, the date on which the Plan is approved by the shareholders of Provident Financial Holdings, Inc.

        Exchange Act means the Securities Exchange Act of 1934, as amended.

        Exercise Period means the period during which an Option may be exercised.

        Exercise Price means the price per Share at which Shares subject to an Option may be purchased upon exercise of the Option.

         Fair Market Value means, with respect to a Share on a specified date:

      (a)     If the Shares are listed on any established stock exchange or traded on The Nasdaq Stock Market LLC, the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the Composite Tape or other comparable reporting system for the exchange or market on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date;

      (b)     If the Shares are not traded on a national securities exchange but are traded on the over-the-counter market, if sales prices are not regularly reported for the Shares for the trading day referred to in clause (a), and if bid and asked prices for the Shares are regularly reported, the mean between the bid and the asked price for the Shares at the close of trading in the over-the-counter market on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date; and

      (c)     In the absence of such markets for the Shares, the Fair Market Value shall be determined in good faith by the Committee.

        Family Member means with respect to any Participant:

       (a)      the lineal ascendants and lineal descendants of such Participant or his spouse, or any one or more of them, or

      (b)      an entity wholly owned by, including, but not limited to, a trust the exclusive beneficiaries of which are, one or more of the lineal ascendants or lineal descendants of such Participant or his spouse, or wholly owned jointly by one or more of them and the Participant.

       Incentive Stock Option means a right to purchase Shares that is granted to an employee of the Company or any Affiliate that is designated by the Committee to be an Incentive Stock Option and that is intended to satisfy the requirements of Section 422 of the Code.

      Non-Qualified Stock Option means a right to purchase Shares that is not intended to qualify as an Incentive Stock Option or does not satisfy the requirements of Section 422 of the Code.

       Option means either an Incentive Stock Option or a Non-Qualified Stock Option.

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        Option Holder means, at any relevant time with respect to an Option, the person having the right to exercise the Option.

       Participant means any director, advisory director, director emeritus, officer or employee of the Company or any Affiliate who is selected by the Committee to receive an Award.

       Permitted Transferee means, with respect to any Participant, a Family Member of the Participant to whom an Award has been transferred as permitted hereunder.

       Person means an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

        Plan means the Provident Financial Holdings, Inc. 2006 Equity Incentive Plan, as amended from time to time.

        Qualified Domestic Relations Order means a Domestic Relations Order that:

        (a)         clearly specifies:

                    (i)         The name and last known mailing address of the Option Holder and of each person given rights under such Domestic Relations Order;

                    (ii)        the amount or percentage of the Option Holder's benefits under this Plan to be paid to each person covered by such Domestic Relations Order;

                    (iii)         the number of payments or the period to which such Domestic Relations Order applies; and

                    (iv)         the name of this Plan; and

        (b)         does not require the payment of a benefit in a form or amount that is:

                            (i)         not otherwise provided for under the Plan; or

                           (ii)        inconsistent with a previous Qualified Domestic Relations Order.

For the purposes of this Plan, a "Domestic Relations Order" means a judgment, decree or order, including the approval of a property settlement, that is made pursuant to a state domestic relations or community property law and relates to the provision of child support, alimony payments or marital property rights to a spouse, child or other dependent of a Participant.

        Restricted Stock Award means an award of Shares pursuant to Article VI.

        Service means, unless the Committee provides otherwise in an Award Agreement, service in any capacity as a director, advisory director, director emeritus, officer or employee of the Company or any Affiliate.

        Share means a share of common stock, par value $.01 per share, of Provident Financial Holdings, Inc.

        Share Unit means the right to receive a Share at a specified future date.

        Termination for Cause means termination upon an intentional failure to perform stated duties, a breach of a fiduciary duty involving personal dishonesty which results in material loss to the Company or one of its Affiliates or a willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order which results in material loss to the Company or one of its Affiliates. Notwithstanding the above, if a Participant

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is subject to a different definition of termination for cause in an employment or severance or similar agreement with the Company or any Affiliate, such other definition shall control.

        Vesting Date means the date or dates on which the grant of an Option is eligible to be exercised or the date or dates on which a Restricted Stock Award ceases to be forfeitable.

ARTICLE III
AVAILABLE SHARES

Section 3.1 Shares Available Under the Plan.

        Subject to adjustment under Article VIII, the maximum aggregate number of Shares representing Awards shall not exceed 550,000 Shares.

Section 3.2 Shares Available for Options.

        Subject to adjustment under Article VIII and the limitations under Section 3.4 below, the maximum aggregate number of Shares which may be issued upon exercise of Options shall be 365,000 Shares, and the maximum aggregate number of Shares which may be issued upon exercise of Options to any one individual in any calendar year shall be 73,000 Shares. Shares issued upon the exercise of an Option shall be issued from the Company's authorized but unissued Shares.

Section 3.3 Shares Available for Restricted Stock Awards.

        Subject to adjustment under Article VIII and the limitations under Section 3.4 below, the maximum number of Shares which may be issued upon award or vesting of Restricted Stock Awards under the Plan shall be 185,000 Shares and the maximum aggregate number of Shares which may be issued upon award or vesting of Restricted Stock Awards to any one individual in any calendar year shall be 27,750 Shares. Shares issued upon award or vesting of Restricted Stock Awards shall be issued from the Company's Shares held in treasury. Treasury Shares are previously issued Shares that are no longer outstanding as a result of having been repurchased or otherwise required by the Company.

Section 3.4 Computation of Shares Issued.

        For purposes of this Article III, Shares shall be considered issued pursuant to the Plan only if actually issued upon the exercise of an Option or in connection with a Restricted Stock Award. Any Award subsequently forfeited, in whole or in part, shall not be considered issued.

ARTICLE IV
ADMINISTRATION

Section 4.1 Committee.

        (a)         The Plan shall be administered by a Committee appointed by the Board for that purpose and consisting of not less than two (2) members of the Board. Each member of the Committee shall be an "Outside Director" within the meaning of Section 162(m) of the Code or a successor rule or regulation, a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3)(i) under the Exchange Act or a successor rule or regulation and an "Independent Director" under the corporate governance rules and regulations imposing independence standards on committees performing similar functions promulgated by any national securities exchange or quotation system on which Shares are listed.

        (b)         The act of a majority of the members present at a meeting duly called and held shall be the act of the Committee. Any decision or determination reduced to writing and signed by all members shall be as fully effective as if made by unanimous vote at a meeting duly called and held.

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        (c)          The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.

Section 4.2 Committee Powers.

        Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

         (a)         to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for participation in the Plan, the number of Shares subject to Awards to be issued or granted, and the terms and conditions thereof;

        (b)         with the consent of the Participant, to the extent deemed necessary by the Committee, amend or modify the terms of any outstanding Award or accelerate or defer the Vesting Date thereof;

         (c)          to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

        (d)         to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

        All decisions, determinations and other actions of the Committee made or taken in accordance with the terms of the Plan shall be final and conclusive and binding upon all parties having an interest therein.

ARTICLE V
STOCK OPTIONS

Section 5.1 Grant of Options.

        (a)         Subject to the limitations of the Plan, the Committee may, in its discretion, grant to a Participant an Option to purchase Shares. An Option must be designated as either an Incentive Stock Option or a Non-Qualified Stock Option and, if not designated as either, shall be a Non-Qualified Stock Option. Only employees of the Company or its Affiliates may receive Incentive Stock Options.

        (b)         Any Option granted shall be evidenced by an Award Agreement which shall:

                    (i)          specify the number of Shares covered by the Option;

                    (ii)         specify the Exercise Price;

                    (iii)        specify the Exercise Period;

                    (iv)        specify the Vesting Date; and

                   (v)        contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

Section 5.2 Size of Option.

        Subject to the restrictions of the Plan, the number of Shares as to which a Participant may be granted Options shall be determined by the Committee, in its discretion.

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Section 5.3 Exercise Price.

        The price per Share at which an Option may be exercised shall be determined by the Committee, in its discretion, provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Option is granted.

Section 5.4 Exercise Period.

        The Exercise Period during which an Option may be exercised shall commence on the Vesting Date. It shall expire on the earliest of:

        (a)           the date specified by the Committee in the Award Agreement;

       (b)         for Incentive Stock Options, the last day of the three (3) month period commencing on the date of the Participant's termination of Service, other than on account of death, Disability or a Termination for Cause;

       (c)         for Non-Qualified Stock Options, the last day of the one (1) year period commencing on the date of the Participant's termination of Service, other than on account of death, Disability or a Termination for Cause;

        (d)          the last day of the one (1) year period commencing on the date of the Participant's termination of Service due to death or Disability;

        (e)           as of the time and on the date of the Participant's termination of Service due to a Termination for Cause; or

        (f)            the last day of the ten (10) year period commencing on the date on which the Option was granted.

An Option that remains unexercised at the close of business on the last day of the Exercise Period shall be canceled without consideration at the close of business on that date.

Section 5.5 Vesting Date.

      (a)         The Vesting Date for each Option Award shall be determined by the Committee and specified in the Award Agreement.

        (b)         Unless otherwise determined by the Committee and specified in the Award Agreement:

                     (i)         if the Participant of an Option Award terminates Service prior to the Vesting Date for any reason other than death or Disability, any unvested Option shall be forfeited without consideration;

                     (ii)        if the Participant of an Option Award terminates Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of the Participant's termination of Service; and

                    (iii)        if a Change in Control occurs prior to the Vesting Date of an Option Award that is outstanding on the date of the Change in Control, the Vesting Date shall be accelerated to the earliest date of the Change in Control.

Section 5.6 Additional Restrictions on Incentive Stock Options.

        An Option designated by the Committee to be an Incentive Stock Option shall be subject to the following provisions:

        (a)        Notwithstanding any other provision of this Plan to the contrary, no Participant may receive an Incentive Stock Option under the Plan if such Participant, at the time the award is granted, owns (after application of the

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rules contained in Section 424(d) of the Code) stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or its Affiliates, unless (i) the option price for such Incentive Stock Option is at least 110 percent of the Fair Market Value of the Shares subject to such Incentive Stock Option on the date of grant and (ii) such Option is not exercisable after the date five (5) years from the date such Incentive Stock Option is granted.

        (b)         Each Participant who receives Shares upon exercise of an Option that is an Incentive Stock Option shall give the Company prompt notice of any sale of Shares prior to a date which is two (2) years from the date the Option was granted or one (1) year from the date the Option was exercised. Such sale shall disqualify the Option as an Incentive Stock Option.

        (c)         The aggregate Fair Market Value (determined with respect to each Incentive Stock Option at the time such Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or an Affiliate) shall not exceed $100,000.

        (d)         Any Option under this Plan which is designated by the Committee as an Incentive Stock Option but fails, for any reason, to meet the foregoing requirements shall be treated as a Non-Qualified Stock Option.

Section 5.7   Method of Exercise.

        (a)         Subject to the limitations of the Plan and the Award Agreement, an Option Holder may, at any time on or after the Vesting Date and during the Exercise Period, exercise his or her right to purchase all or any part of the Shares to which the Option relates; provided, however, that the minimum number of Shares which may be purchased at any time shall be 100, or, if less, the total number of Shares relating to the Option which remain un-purchased. An Option Holder shall exercise an Option to purchase Shares by:

                     (i)          giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his or her intent to exercise the Option;

                     (ii)         delivering to the Committee full payment for the Shares as to which the Option is to be exercised; and

                     (iii)        satisfying such other conditions as may be prescribed in the Award Agreement.

        (b)         The Exercise Price of Shares to be purchased upon exercise of any Option shall be paid in full:

                      (i)          in cash (by certified or bank check or such other instrument as the Company may accept); or

                     (ii)         if and to the extent permitted by the Committee, in the form of Shares already owned by the Option Holder for a period of more than six (6) months as of the exercise date and having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid; or

                     (iii)        by a combination thereof.

Payment for any Shares to be purchased upon exercise of an Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price and applicable tax withholding amounts (if any), in which event the Shares acquired shall be delivered to the broker promptly following receipt of payment.

        (c)         When the requirements of this Section have been satisfied, the Committee shall take such action as is necessary to cause the issuance of a stock certificate evidencing the Option Holder's ownership of such Shares. The Person exercising the Option shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date the Shares are transferred to such Person on the stock transfer records of the Company,

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and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which the transfer is effected.

Section 5.8 Limitations on Options.

        (a)         No Incentive Stock Option granted under the Plan shall be transferable other than by will or the laws of descent or distribution. A Non-Qualified Stock Option shall not be transferable by the Option Holder other than by will or the laws of descent and distribution, or pursuant to the terms of a Qualified Domestic Relations Order, and shall be exercisable, during the life of the Option Holder, only by the Option Holder or an alternate payee designated pursuant to such a Qualified Domestic Relations Order; provided, however, that a Participant may, at any time at or after the grant of a Non-Qualified Stock Option under the Plan, apply to the Committee for approval to transfer all or any portion of such Non-Qualified Stock Option which is then unexercised to such Participant's Family Member. The Committee may approve or withhold approval of such transfer in its sole and absolute discretion. If such transfer is approved, it shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and actually received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have, with respect to such Non-Qualified Stock Option, all of the rights, privileges and obligations which would attach thereunder to the Participant. If a privilege of the Option depends on the life, Service or other status of the Participant, such privilege of the Option for the transferee shall continue to depend upon the life, Service or other status of the Participant. The Committee shall have full and exclusive authority to interpret and apply the provisions of the Plan to transferees to the extent not specifically addressed herein.

        (b)         The Company's obligation to deliver Shares with respect to an Option shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Option Holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to:

                    (i)         the admission of such Shares to listing on any stock exchange or trading on any automated quotation system on which Shares may then be listed or traded; or

                    (ii)        the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

        (c)         An Option Holder may designate a Beneficiary to receive any Options that may be exercised after his death. Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee. In the event that the designated Beneficiary dies prior to the Option Holder, or in the event that no Beneficiary has been designated, any Options that may be exercised following the Option Holder's death shall be transferred to the Option Holder's estate. If the Option Holder and his or her Beneficiary shall die in circumstances that cause the Committee, in its discretion, to be uncertain which shall have been the first to die, the Option Holder shall be deemed to have survived the Beneficiary.

Section 5.9   Prohibition Against Option Repricing.

        Except as provided in Section 8.3, neither the Committee nor the Board shall have the right or authority following the grant of an Option pursuant to the Plan to amend or modify the Exercise Price of any such Option, or to cancel the Option at a time when the Exercise Price is less than the Fair Market Value of the Shares, in exchange for another Option or Award.

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ARTICLE VI
RESTRICTED STOCK AWARDS

Section 6.1       In General.

            (a)         Each Restricted Stock Award shall be evidenced by an Award Agreement which shall specify:

                        (i)          the number of Shares or Share Units covered by the Restricted Stock Award;

                       (ii)         the amount, if any, which the Participant shall be required to pay to the Company in consideration for the issuance of such Shares or Share Units;

                        (iii)        the date of grant of the Restricted Stock Award;

                        (iv)        the Vesting Date for the Restricted Stock Award; and

                       (v)        as to Restricted Stock Awards awarding Shares, the rights of the Participant with respect to dividends, voting rights and other rights and preferences associated with such Shares;

and contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

            (b)         All Restricted Stock Awards consisting of Shares shall be in the form of treasury Shares that shall be registered in the name of the Participant upon the Vesting Date.

            (c)         Unless otherwise set forth in the Award Agreement, a Restricted Stock Award by its terms shall not be transferable by the Participant other than by will or by the laws of descent and distribution or pursuatn to the terms of a Qualified Domestic Relations Order, and the Shares distributed pursuant to such Award shall be distributable, during the lifetime of the Participant, only to the Participant.

Section 6.2 Vesting Date.

            (a)         The Vesting Date for each Restricted Stock Award shall be determined by the Committee and specified in the Award Agreement.

            (b)         Unless otherwise determined by the Committee and specified in the Award Agreement:

                         (i)          if the Participant of a Restricted Stock Award terminates Service prior to the Vesting Date for any reason other than death or Disability, any unvested Shares shall be forfeited without consideration;

                         (ii)         if the Participant of a Restricted Stock Award terminates Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of termination of the Participant's Service with the Company; and

                        (iii)         if a Change in Control occurs prior to the Vesting Date of a Restricted Stock Award that is outstanding on the date of the Change in Control, the Vesting Date shall be accelerated to the earliest date of the Change in Control.

Section 6.3       Dividend Rights.

            Unless otherwise set forth in the Award Agreement, no dividends or distributions shall be paid with respect to Shares subject to a Restricted Stock Award, until the Vesting Date of each Restricted Stock Award. Upon the Vesting Date of each Restricted Stock Award, any dividends or distributions declared and paid with respect to Shares subject

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to a Restricted Stock Award, whether or not in cash, shall be paid to the Participant at the same time they are paid to all other shareholders of the Company.

Section 6.4         Voting Rights.

            Unless otherwise set forth in the Award Agreement, no voting rights will be afforded to the Shares subject to a Restricted Stock Award, until the Vesting Date of each Restricted Stock Award. Upon the Vesting Date of each Restricted Stock Award, voting rights appurtenant to the Shares subject to the Restricted Stock Award shall be exercised by the Participant.

Section 6.5         Designation of Beneficiary.

            A Participant who has received a Restricted Stock Award may designate a Beneficiary to receive any unvested Shares that become vested on the date of the Participant's death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee. In the event that the Beneficiary designated by a Participant dies prior to the Participant, or in the event that no Beneficiary has been designated, any vested Shares that become available for distribution on the Participant's death shall be paid to the executor or administrator of the Participant's estate.

Section 6.6         Manner of Distribution of Awards.

            The Company's obligation to deliver Shares with respect to a Restricted Stock Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant or Beneficiary to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange or trading on any automated quotation system on which Shares may then be listed or traded, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

ARTICLE VII
SPECIAL TAX PROVISION

Section 7.1         Tax Withholding Rights.

            Where any Person is entitled to receive Shares, the Company shall have the right to require such Person to pay to the Company of any of its Affiliates the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the minimum amount required to be withheld.

ARTICLE VIII
AMENDMENT AND TERMINATION

Section 8.1         Termination

            The Board may suspend or terminate the Plan in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee. Unless sooner terminated, the Plan shall terminate automatically on the tenth anniversary of the Effective Date. In the event of any suspension or termination of the Plan, all Awards previously granted under the Plan that are outstanding on the date of such suspension or termination of the Plan shall remain outstanding and exercisable for the period and on the terms and conditions set forth in the Award Agreements evidencing such Awards.

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Section 8.2         Amendment.

            The Board may amend or revise the Plan in whole or in part at any time; provided, however, that, to the extent required to comply with Section 162(m) of the Code or the corporate governance standards imposed under the listing or trading requirements imposed by any national securities exchange or automated quotation system on which the Company lists or seeks to list or trade Shares, no such amendment or revision shall be effective if it amends a material term of the Plan unless approved by the holders of a majority of the votes cast on a proposal to approve such amendment or revision.

Section 8.3         Adjustments in the Event of Business Reorganization.

            In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, exchange of Shares or other securities, stock split, stock dividend, special cash dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

                          (i)         the number and kind of securities deemed to be available thereafter for grants of Awards in the aggregate to all Participants;

                          (ii)        the number and kind of securities that may be delivered or deliverable in respect of outstanding Awards; and

                          (iii)        the Exercise Price of Options.

            In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.

ARTICLE IX
MISCELLANEOUS

Section 9.1         Status as an Employee Benefit Plan.

            This Plan is not intended to satisfy the requirements for qualification under Section 401(a) of the Code or to satisfy the definitional requirements for an "employee benefit plan" under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.

Section 9.2         No Right to Continued Employment.

            Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or Committee with respect to the Plan shall be held or construed to confer upon any Participant any right to a continuation of his or her position as a director, advisory director, director emeritus, or employee of the Company. The Company reserves the right to remove any participating member of the Board or dismiss any Participant or otherwise deal with any Participant to the same extent as though the Plan had not been adopted.

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Section 9.3         Construction of Language.

            Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or Section number shall refer to an Article or Section of this Plan unless otherwise indicated.

Section 9.4         Headings.

            The headings of Articles and Sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

Section 9.5         Non-Alienation of Benefits.

            The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts.

Section 9.6         Notices.

            Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or three (3) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

            (a)         If to the Committee:

            Provident Financial Holdings, Inc.
            3756 Central Avenue
            Riverside, California 92506
            Attention: Corporate Secretary

            (b)         If to a Participant, to such person's address as shown in the Company's records.

Section 9.7       Approval of Shareholders.

            The Plan shall be subject to approval by the Company's shareholders within twelve (12) months before or after the date the Board adopts the Plan.

* * * * *

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REVOCABLE PROXY
PROVIDENT FINANCIAL HOLDINGS, INC.

ANNUAL MEETING OF SHAREHOLDERS
NOVEMBER 21, 2006

        The undersigned hereby appoints the Board of Directors of Provident Financial Holdings, Inc. (the "Company") with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held at the Riverside Art Museum, located at 3425 Mission Inn Avenue, Riverside, California, on Tuesday, November 21, 2006, at 11:00 a.m., local time, and at any and all adjournments thereof, as follows:

		FOR	WITHHELD

1.	The election as director of the nominees	[ ]	[ ]
listed below (except as marked to the
contrary below).

Robert G. Schrader
William E. Thomas

INSTRUCTIONS: To withhold your vote
for an individual nominee, write the
nominee's name on the line below.

		FOR	AGAINST	ABSTAIN

2.	The ratification of the appointment of Deloitte &	[ ]	[ ]	[ ]
Touche LLP as independent auditor for the
fiscal year ending June 30, 2007.

		FOR	AGAINST	ABSTAIN

3.	The adoption of the 2006 Equity Incentive Plan.	[ ]	[ ]	[ ]

4.	In their discretion, upon such other matters as may
properly come before the meeting.

The Board of Directors recommends a vote "FOR" the listed propositions.

        This proxy also provides voting instructions to the Trustees of the Provident Savings Bank, F.S.B. Employee Stock Ownership Plan for participants with shares allocated to their accounts.

 This proxy will be voted as directed, but if no instructions are specified this proxy will be voted for the propositions stated. If any other business is presented at such meeting, this proxy will be voted by the Board of Directors in its best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the Annual Meeting.

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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

        The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement dated October 12, 2006 and the 2006 Annual Report to Shareholders.
Dated:_____________ , 2006

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

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